SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                         _________________________

                                  FORM 8-K


                               CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


           Date of Report (Date Earliest Event Reported) April 15, 1999


                             STEVIA COMPANY, INC.
            (Exact name of Registrant as specified in its charter)


   Illinois                         0-11718                       36-2967419
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(State or other jurisdiction  (Commission File Number)   (IRS Employer
   of incorporation)                                        Identification)
                  1940 E. Devon, Elk Grove Village, Illinois 60007
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                      (Address of principal executive offices)

Registrant's telephone number, including area code:     (847) 593-0226

N/A
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      (Former name or former address, if changed since last report)
Item 3.  Bankruptcy or Receivership.

          On November 17, 1998, Stevia Company, Inc. (the "Company") voluntarily filed a Complaint for Judicial Dissolution under Section 5/12.50 of the Illinois Business Corporation Act of 1983 in the State of Illinois Circuit Court for the County of Cook, County Department, Chancery Division. The case was assigned to the Honorable Ellis Reid and designated as case number 98 CH 15912.

           On April 15, 1999, the Honorable Ellis E. Reid entered an Order dissolving the Company and approving a Plan of Liquidation. Under the Plan of
Liquidation, all of the non-affiliate creditors will be paid 100% of the amount due, and affiliate creditors will be paid approximately 92% of the amount due. The proceeds from the liquidation of the Company will be insufficient to satisfy all of the creditors of the Company, and therefore there will be no distributions to shareholders.

Item 7.  Financial Statements Pro Forma and Exhibits Financial Information

(c)          Exhibits

99.1     Press Release issued by the Company on April 15, 1999.

99.2     Court Order approving Dissolution of the Company and Plan of
Liquidation.







                                  SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    STEVIA COMPANY, INC.


Date:  April 20,1999                            By:   /s/ Fred K. Suzuki /s/
                                                   --------------------------
                                                    Fred K. Suzuki, President




                                                By:   /s/ Lauane C. Addis /s/
                                                   ---------------------------
                                                     Lauane C. Addis,
Secretary

                                 EXHIBIT INDEX


Exhibit                                                            Sequential
Number                                                             Page Number
-----------
-----------------

99.1  Press Release issued by the Company on April 15, 1999              E-1

99.2  Court Order approving Dissolution of Company and Plan of           E-2
      Liquidation